EXHIBIT 99.1

Anchor BanCorp Wisconsin Inc. Announces First Quarter Earnings

MADISON, Wis., Aug. 11, 2008 (PRIME NEWSWIRE) -- Anchor BanCorp Wisconsin Inc. (Nasdaq:ABCW) announced net income of $5.5 million for the quarter ended June 30, 2008. This compares to net income for the same quarter of the previous fiscal year of $9.9 million. "While our profit this quarter is down versus last year, we do feel that in the current environment this is a respectable result," said Douglas J. Timmerman, Chairman and CEO.

"Conservative management of deposit rates helped us lower our cost of funds and improve our interest rate spread," said Timmerman. Cost of funds decreased to 3.22 percent for the quarter ended June 30, 2008, versus 4.05 percent for the same period last year. Interest rate spread improved as well, at 2.83 percent for the quarter ended June 30, 2008, versus 2.75 percent for the same period last year. The effect of these improvements was a decrease in interest expense of 10.9 percent to $37.1 million for the first fiscal quarter of this year, and an increase of 7.8 percent in net interest income to $33.4 million for the quarter ended June 30, 2008.

"While net interest income was up, this was offset by our decision to increase our provision for loan losses, which we felt sensible given the continued sluggish performance of the real estate market and the increase in our non-performing assets," added Timmerman. The loan loss provision was $9.4 million for the quarter compared to $2.3 million a year ago. Timmerman went on to say that, "We will continue to work diligently with our loan customers currently experiencing repayment issues, utilizing all available resources to resolve our non-performing assets favorably."

Total assets stood at $4.95 billion as of June 30, 2008, up 9.2 percent versus a year ago, and total deposits are $3.41 billion, up 4.9 percent from the previous year, which includes the impact of the merger with S&C Banco in January 2008.

Anchor BanCorp's stock is traded on the NASDAQ exchange under the symbol ABCW. AnchorBank fsb, the wholly-owned subsidiary, has 74 full service offices and two loan origination only offices. All are located in Wisconsin.

This news release contains certain forward-looking statements based on unaudited financial statements, results of operations and business of Anchor BanCorp. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include changes in general economic conditions, deposit flows, loan demand, asset quality, competition, legislation or regulation and accounting principles, policies or guidelines affecting reports filed with the Securities and Exchange Commission for financial and business information regarding Anchor BanCorp, including information which could affect Anchor BanCorp's forward-looking statements.

                     ANCHOR BANCORP WISCONSIN INC.
                         FINANCIAL HIGHLIGHTS
 ---------------------------------------------------------------------
           (Dollars in thousands - except per share amounts)
                              (Unaudited)

                                        Three Months Ended
                                             June 30,
                                   --------------------------
                                        2008          2007
                                   --------------------------
 Operations Data:
  Net interest income              $    33,421    $    31,017
  Provision for loan losses              9,400          2,271
  Net gain on sale of loans              2,243          1,587
  Real estate investment
   partnership revenue                      --          4,726
  Other non-interest income              9,566          8,327
  Real estate investment
   partnership cost of sales                --          4,340
  Other non-interest expense            26,791         22,547
  Minority interest in loss of
   consolidated real estate
   partnerships                            (39)           (75)
  Income before income taxes             9,078         16,574
  Income taxes                           3,566          6,688
  Net income                             5,512          9,886

 Selected Financial Ratios (1):
  Yield on earning assets                 6.05%          6.80%
  Cost of funds                           3.22           4.05
  Interest rate spread                    2.83           2.75
  Net interest margin                     2.87           2.90
  Return on average assets                0.44           0.88
  Return on average equity                6.37          11.77
  Average equity to average assets        6.93           7.49
  Non-interest expense to average
   assets                                 2.15           2.40

 Per Share:
  Basic earnings per share              $ 0.26         $ 0.47
  Diluted earnings per share              0.26           0.46
  Dividends per share                     0.18           0.17
  Book value per share                   16.00          15.54

                                             June 30,
                                   --------------------------  Percent
                                        2008          2007      Change
                                   --------------------------  -------
 Financial Condition:
  Total assets                     $ 4,949,335    $ 4,532,758     9.2%
  Loans receivable, net
   Held for sale                         6,619          9,062   (27.0)
   Held for investment               4,129,075      3,890,053     6.1
  Investment securities available
   for sale, at fair value              97,707         74,814    30.6
  Mortgage-related securities
   available for sale, at fair
   value                               270,042        240,630    12.2
  Mortgage-related securities held
   to maturity, at amortized cost           57             66   (13.6)
  Deposits                           3,406,975      3,248,964     4.9
  Borrowings                         1,147,329        891,016    28.8
  Stockholders' equity                 343,599        331,593     3.6
  Allowance for loan losses             40,265         22,220    81.2
  Non-performing assets                144,137         53,180   171.0

 ----------------------------------
 (1) Annualized when appropriate.

                     ANCHOR BANCORP WISCONSIN INC.
            CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
 ---------------------------------------------------------------------
                                   (Unaudited)

                                     June 30,       March 31,
                                       2008           2008
                                   --------------------------
                                         (In Thousands)
 Assets
  Cash and cash equivalents        $   102,784    $   257,743
  Investment securities available
   for sale, at fair value              97,707         87,036
  Mortgage-related securities
   available for sale, at fair value   270,042        269,370
  Mortgage-related securities held
   to maturity, at amortized cost           57             59
  Loans receivable, net
   Held for sale                         6,619          9,669
   Held for investment               4,129,075      4,202,833
  Foreclosed properties and
   repossessed assets, net              24,006          8,247
  Real estate held for development
   and sale                             59,808         59,002
  Office properties and equipment       47,937         47,916
  Other assets                         211,300        207,682
   Total assets                    $ 4,949,335    $ 5,149,557
                                   ===========    ===========

 Liabilities and Stockholders' Equity
  Deposits
   Non-interest bearing            $   302,011    $   280,897
   Interest bearing                  3,104,964      3,259,097
                                   -----------    -----------
     Total deposits                  3,406,975      3,539,994
 Short-term borrowings                 273,015        232,289
 Long-term borrowings                  874,314        974,472
  Other liabilities                     45,391         51,605
                                   -----------    -----------
   Total liabilities                 4,599,695      4,798,360
                                   -----------    -----------

  Minority interest in real estate
   partnerships                          6,041          6,081
                                   -----------    -----------

  Preferred stock, $.10 par value,
   5,000,000 shares authorized,
   none outstanding                         --             --
  Common stock, $.10 par value,
   100,000,000 shares authorized,
   25,363,339 shares issued              2,536          2,536
  Additional paid-in capital            72,313         72,300
  Retained earnings, substantially
   restricted                          374,578        374,593
  Accumulated other comprehensive loss  (3,035)         1,864
  Treasury stock (3,882,380 and
   4,015,169 shares, respectively),
   at cost                             (97,441)      (100,930)
  Deferred compensation obligation      (5,352)        (5,247)
                                   -----------    -----------
   Total stockholders' equity          343,599        345,116
   Total liabilities, minority
    interest and stockholders'
    equity                         $ 4,949,335    $ 5,149,557
                                   ===========    ===========

                     ANCHOR BANCORP WISCONSIN INC.
                   CONSOLIDATED STATEMENTS OF INCOME
 ---------------------------------------------------------------------
                             (Unaudited)

                                        Three Months Ended
                                             June 30,
                                   --------------------------
                                       2008            2007
                                   --------------------------
                           (In Thousands - except per share amounts)

 Interest income:
  Loans                            $    65,711    $    68,031
  Mortgage-related securities            3,669          3,006
  Investment securities and Federal
   Home Loan Bank stock                    800          1,215
  Interest-bearing deposits                328            395
                                   -----------    -----------
   Total interest income                70,508         72,647
 Interest expense:
  Deposits                              26,842         31,446
  Short-term borrowings                  1,743          6,658
  Long-term borrowings                   8,502          3,526
                                   -----------    -----------
   Total interest expense               37,087         41,630
                                   -----------    -----------
   Net interest income                  33,421         31,017
 Provision for loan losses               9,400          2,271
                                   -----------    -----------
   Net interest income after
    provision for loan losses           24,021         28,746
 Non-interest income:
 Real estate investment partnership
  revenue                                   --          4,726
 Loan servicing income                   1,201          1,480
 Credit enhancement income                 417            421
 Service charges on deposits             3,859          3,091
 Investment and insurance
  commissions                            1,181            982
 Net gain on sale of loans               2,243          1,587
 Net gain on sale of investments
  and mortgage-related securities           --             12
 Other revenue from real estate
  partnership operations                 1,473          1,223
 Other                                   1,435          1,118
                                   -----------    -----------
   Total non-interest income            11,809         14,640
 Non-interest expense:
  Compensation                          13,307         11,270
  Real estate investment partnership
   cost of sales                            --          4,340
  Occupancy                              2,417          1,937
  Furniture and equipment                2,126          1,481
  Data processing                        1,812          1,487
  Marketing                                587          1,084
  Other expenses from real estate
   partnership operations                2,191          2,085
  Other                                  4,351          3,203
                                   -----------    -----------
   Total non-interest expense           26,791         26,887
                                   -----------    -----------
  Minority interest in loss of
   consolidated real estate
   partnerships                            (39)           (75)
                                   -----------    -----------
   Income before income taxes            9,078         16,574
 Income taxes                            3,566          6,688
                                   -----------    -----------
   Net income                      $     5,512    $     9,886
                                   ===========    ===========

 Earnings per share:
 Basic                                  $ 0.26         $ 0.47
 Diluted                                  0.26           0.46

CONTACT: AnchorBank
         Dale Ringgenberg, CFO
           (608) 252-1810
         Mark D. Timmerman, President and CEO
           (608) 252-8784

         AnchorBanCorp Wisconsin
         Douglas J. Timmerman, President, Chairman and CEO
         (608) 252-8782